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                                  EXHIBIT 99.1
                                 TO FORM 10-Q OF
                           SEA PINES ASSOCIATES, INC.


                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
                        SAFE HARBOR COMPLIANCE STATEMENT
                         FOR FORWARD-LOOKING STATEMENTS

         In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), 15 U.S.C.A. Sections 77z-2 and 78u-5 (Supp. 1996), Congress encouraged public companies to make "forward-looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward-looking statements. Sea Pines Associates, Inc. ("Sea Pines" or the "Company") intends to qualify both its written and oral forward-looking statements for protection under the Reform Act and any other similar safe harbor provisions.

         "Forward-looking statements" are defined by the Reform Act. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, the investment community is urged not to place undue reliance on written or oral forward-looking statements of Sea Pines. The Company undertakes no obligation to update or revise this Safe Harbor Compliance Statement for Forward-Looking Statements (the "Safe Harbor Statement") to reflect future developments. In addition, Sea Pines undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

         Sea Pines provides the following risk factor disclosure in connection with its continuing effort to qualify its written and oral forward-looking statements for the safe harbor protection of the Reform Act and other similar safe harbor provisions. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the disclosures contained in this report on Form 10-Q to which this statement is appended as an exhibit and also include the following:

         Risks Related to Resort Operations. The risks associated with the Company's resort operations include the intense competition among local, regional and national resorts, the dependence upon Sea Pines and Hilton Head continuing to be considered as prime destination resort areas, the seasonality of the resort business, economic conditions



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which may adversely affect tourism generally, adverse weather conditions, the possibility of oil or hazardous waste spills offshore, the impact of increased fuel or other transportation costs on travel, adverse changes in applicable environmental regulation and the possible loss of one or more of the Company's national golf or tennis tournaments. There can be no assurance that the Company will be able to compete successfully in the future with existing and future competitors, or that the Company and Hilton Head Island will be able to continue to attract the level of resort business the Company has experienced in the past.

         Risks Related to Real Estate Brokerage Operations. Risks associated with the Company's real estate brokerage operations include general reductions in resort visitors, rising interest rates, other economic conditions which may adversely affect real estate sales in general or vacation or second-home sales in particular, competition from other real estate brokerage firms and the loss of key brokers and agents.

         Risks Related to Retirement Community Investment. Risks associated with the TidePointe Retirement Community include the risk that the Company's investment in the Partnership may not be recovered, or may be recovered much later than originally anticipated, by reason of operational difficulties of the Partnership and the disruption resulting from the financial and regulatory difficulties facing the parent company of its majority general partner.

         Risks Related to Litigation and Other Factors. Other factors which could affect the Company's operations include the risk of adverse outcomes on pending litigation, the availability of adequate debt or equity capital to finance possible future capital expenditures, improvements and repairs, and the loss of key members of management.

         Risks Related to Potential "Year 2000" Problems. There can be no assurance that the Company will identify all year 2000 problems in its computer systems in advance of their occurrence or that the Company will be able to successfully remedy any problems that are discovered. The Company cannot be assured that it has adequately estimated the expenses of the Company's efforts to identify and address such problems, or the expenses to which the Company may become subject as a result of such problems, or that such expenses will not, ultimately have a material adverse effect on the Company's business, financial condition and results of operations. In addition, failure of the Company to identify and remedy Year 2000 problems could put the Company at a competitive disadvantage relative to companies that have corrected such problems.